Exhibit 3.1

AMENDED AND RESTATED BYLAWS

of

FNCB BANCORP, INC.

as of ~~March~~ January 25, ~~2020~~2023

(A Pennsylvania Business Corporation)

ARTICLE 1

MEETINGS OF SHAREHOLDERS

Section 1.01  Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed from time to time by the Board of Directors; provided, however, if a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.  If no place is so fixed for a meeting, it shall be held at the Corporation’s then principal executive office.

Section 1.02  Annual Meeting.  There shall be an annual meeting of shareholders that shall be held at such time and place as the Board may determine pursuant to Section 1.01. At an annual meeting of shareholders, ~~at which the shareholders shall elect directors and transact such other business as may properly be~~ only such business (other than elections of directors, which must be made in compliance with, and shall be exclusively governed by, Section 2.16) shall be conducted as shall have been properly brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors, (iii) by the chairman of the meeting, or (iv) by any shareholder of the Corporation who is a shareholder of record both at the time of giving of the notice provided for in Section 1.07 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in Section 1.07. Clause (iv) in the immediately preceding sentence shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

Section 1.03   Special Meetings.  Special meetings of the shareholders may be called at any time ~~by~~ and place by only the Board of Directors, the Executive Committee, the Chairman of the Board or the President.  Business transacted at all special meetings shall be confined to the objects stated in the ~~call~~ notice of such meeting and matters germane thereto.

Section 1.04  Notice of Meetings.  Except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”), written notice of every meeting of shareholders shall be given in any manner permitted by law or at the direction of the Secretary or such other person as is authorized by the Board of Directors to each shareholder of record entitled to receipt thereof, at least five days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice shall set forth the place (or if held by means of the Internet or other electronic communications technology, the means of remote communications by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting), date and time of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted in accordance with any requirements set forth in the PBCL. If such notice is mailed, it shall be deemed to have been given to a shareholder when deposited in the United States mail, postage prepaid, directed to the shareholder at the address of such shareholder as it appears on the record of shareholders of the Corporation or supplied by such shareholder to the Corporation for the purpose of notice. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive such notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder consented to receive such notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder.

No notice of any meeting of shareholders need be given to any shareholder who properly waives notice, whether before or after the meeting and whether in writing or by electronic transmission or otherwise. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a waiver of notice. The attendance, in person or by proxy, of any shareholder at any meeting of shareholders shall constitute a proper waiver of notice of such meeting, except if the shareholder attends a meeting solely for the express purpose of objecting, prior to or at the commencement of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.05  Organization.  At every meeting of the shareholders, the Chairman of the Board, or in his absence, ~~the President, or in their absence, a chairman chosen by the shareholders,~~ one of the following persons present shall act as chairman in the order stated, shall preside: any presiding officer designated by the Board of Directors, the President, the vice presidents in their order of earliest election to that office, or a person chosen by vote of the shareholders present; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary. The order of business and all other matters of procedure at every meeting of shareholders shall be determined by such presiding officer.

Section 1.06  Voting.  Except as otherwise required by applicable law or the Articles of Incorporation of the Corporation (as amended, the “Articles of Incorporation”), shareholders shall be entitled to one vote for each share of capital stock owned by them as reflected on the books of the Corporation and entitled to vote at the particular meeting of shareholders at which the shareholder is present, in person or by proxy. Except as otherwise specified herein or in the Articles of Incorporation or provided by law, whenever any corporate action is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast, in person or by proxy, at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. For the avoidance of doubt, at each meeting of shareholders at which Directors are to be elected, provided a quorum is present thereat, the candidates for election as directors receiving the highest number of votes validly cast for each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.

Section 1.07  Notifications of ~~Nominations and~~ Proposed Business.

(a)  Required Procedures.  Subject to the rights of holders of any class or series of preferred shares, ~~(a) nominations for the election of directors, and (b)~~ business to be brought before any shareholder meeting may be made or proposed by or at the direction of the Chairman of the Board, the President or by the Board of Directors or a proxy committee appointed by the Board of Directors, or by any shareholder entitled to vote in the election of directors generally.  However, any such shareholder may ~~nominate one or more persons for election as directors at a meeting or~~ propose business to be brought before a meeting, only if such shareholder has given timely notice in proper written form of intent ~~to make such nomination or nominations or~~ to propose such business.  To be timely, a shareholder’s notice must be received by the Corporation not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, or in the case of a special meeting, notice by a shareholder to be timely must be received by the Corporation not earlier than the 90th day before such meeting and not later than (i) the 70th day prior to such meeting, or (ii) if the notice of the meeting is mailed or public announcement of the date of such meeting is made less than 70 days prior to the date of such meeting, the 10th day following the day on which notice of the meeting was mailed or public announcement of the date of such meeting was made.  In no event shall any adjournment or postponement of a meeting or the announcement or notice thereof by the Corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 1.07.  To be in proper written form, a shareholder’s notice to the Corporation shall set forth:

(i)  a brief description of the business to be brought before the meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment);

(ii)  as to both the shareholder giving the notice and any Shareholder Associated Person on whose behalf the proposal is made:

~~(i~~(1)  the name and address of the shareholder who intends to ~~make the nominations or~~ propose the business and, ~~as the case may be, of the person or persons to be nominated or of the business to be proposed~~and of each Shareholder Associated Person;

~~(ii~~(2)  a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to ~~nominate the person or persons specified in the notice or to~~ make the proposal to the meeting;

~~(iii~~(3)  a representation that the shareholder will notify the Corporation in writing of the number and class of shares owned beneficially or of record by the shareholder and any Shareholder Associated Person as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

~~(iv~~(4)  a description of all agreements, arrangements or understandings between the shareholder and ~~each nominee and any other person or~~ persons (naming such person or persons) pursuant to which ~~the nomination or nominations are to be made by the shareholder, or~~ the business is to be proposed, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

~~(v~~(5)  such other information regarding ~~each nominee or~~ each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the ~~nominee been nominated, or intended to be nominated, or the~~ matter been proposed, or intended to be proposed by the Board of Directors; and

~~(vi)  if applicable, the consent of each nominee to serve as a director of the Corporation if so elected; and~~

~~(vii~~(6)  the information required by Section 1.08, and a representation that the shareholder will notify the Corporation in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.

(b)  Effect of Failure to Comply.  This Section 1.07 shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the ~~Securities~~ Exchange Act ~~of 1934, as amended~~, and included in the Corporation’s notice of meeting) before any shareholder meeting.  The chairman of the meeting shall refuse to acknowledge the ~~nomination of any person or the~~ proposal of any business not made in compliance with the foregoing procedures. The provisions of this Section 1.07 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

Section 1.08  Disclosure by Shareholders of Hedged Positions.

(a)  Required Disclosures.  A notice submitted by a shareholder under Section 1.07 must describe in reasonable detail, with respect to the shareholder and any Shareholder Associated Person:

(i)  any class or series and number of the Corporation’s securities, including shares of the Corporation and Derivative ~~Instrument~~ Instruments, directly or indirectly beneficially owned by the shareholder or a Shareholder Associated Person, or any other direct or indirect opportunity for the shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(ii)  any interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;~~and~~

(iii)  any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the shareholder or any Shareholder Associated Person with respect to any share of the Corporation~~.~~;

(iv)  any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of any class or series of the Corporation’s capital stock;

(v)  any short interest of such shareholder or Shareholder Associated Person in any security of the Corporation (for purposes of this Section 1.08, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(vi)  any rights to dividends on any securities of the Corporation owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying securities of the Corporation;

(vii)  any proportionate interest in shares of any class or series of the Corporation’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(viii)  any performance-related fees (other than an asset-based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or Shareholder Associated Person sharing the same household (which information shall be supplemented by such shareholder and Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(ix)  any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Corporation held by such shareholder or Shareholder Associated Person;

(x)  any direct or indirect interest of such shareholder or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(xi)  all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder or beneficial owner, if any;

(xii)  any other information relating to such shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(xiii)  any material interest of the shareholder or Shareholder Associated Person on whose behalf the proposal is made in such business;

(xiv)  a description of all agreements, arrangements and understandings between such shareholder or such Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business;

(xv)  a representation that the shareholder is a holder of record of capital stock of the Corporation, is entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business; and

(xvi)  a representation as to whether the shareholder or such Shareholder Associated Person is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

(b)  Definitions.  As used in Section 1.07 and this Section 1.08, the following terms have the meanings indicated:

(i)  “Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise.

(ii)  “Shareholder Associated Person” of a shareholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the shareholder, (ii) any beneficial owner of shares of the Corporation owned of record or beneficially by the shareholder, (iii) any entity of which the shareholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the ~~Securities~~ Exchange Act ~~of 1934~~, a shareholder, and (iv) any person controlling, controlled by or under common control with, the Shareholder Associated Person.

Section 1.09  Determination of Shareholders of Record.

(a)  Record Date for Meetings.  The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.  When a determination of shareholders of record has been made as provided in this subsection for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)  Fixing Record Date for Purpose of Distributions.  The Board of Directors of the Corporation may fix a time prior to the date of payment of a distribution as a record date for the determination of the shareholders entitled to be paid the distribution, which time shall be not more than 90 days prior to the date of payment.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.

(c)  Record Date for Action by Written Consent.  Before a shareholder may seek to have the shareholders authorize or take corporate action by written consent without a meeting, the shareholder must, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date for such consent.  The request must include a brief description of the action proposed to be taken.  The Board of Directors shall, within twenty days after the date on which such request is received, adopt a resolution fixing the record date.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than twenty days after the date on which the resolution fixing the record date is adopted by the Board of Directors.

(d)  Fixing Record Date for Other Purposes.  The Board of Directors of the Corporation may fix a time prior to an event or action other than a meeting of shareholders or payment of a distribution as a record date for the determination of shareholders with respect thereto, which time shall be not more than 90 days prior to the date of the event or action.

(e)  Determination When a Record Date is Not Fixed.  If a record date is not fixed:

(i)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(ii)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(f)  Certification by Nominee.  The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 1.10  Quorum. Except as otherwise provided or permitted by applicable law or the Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter to be acted upon shall constitute a quorum for the purpose of acting upon such matter at a meeting of shareholders. If a quorum is not present, in person or by proxy, at a meeting of shareholders, those present may adjourn from time to time to reconvene at such date, time and place as they may determine. The shareholders present at any duly organized meeting of shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient shareholders to otherwise render the remaining shareholders less than a quorum.

Section 1.11  Voting by Ballot. No vote of the shareholders need be taken by written ballot or conducted by Inspectors of Election, unless otherwise required by applicable law. Any vote of the shareholders which need not be taken by ballot may be conducted in any manner approved by the Chairman. If authorized by the Board of Directors, a ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

Section 1.12  Adjournments. At any meeting of shareholders, only the Chairman or the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present, in person or by proxy, shall have the power to adjourn such meeting to another date, time or place or by means of the Internet or other electronic communication technology, without notice other than announcement at the meeting of the date, time and place, if any, at which such meeting will be reconvened and the means of electronic communication technology, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, any notice required by applicable law shall be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted on the original date of the meeting.

Section 1.13  Proxies. Any shareholder entitled to vote at any meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. A shareholder may authorize a valid proxy in any manner permitted by applicable law, including by executing a written instrument executed by such shareholder, or by causing such shareholder’s signature to be affixed to such writing by any reasonable means, including by facsimile signature or by transmitting or authorizing an electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and except in any other case in which applicable law provides that such a proxy shall be irrevocable. A shareholder may revoke any proxy which is not irrevocable by giving notice of such revocation in writing or by electronic transmission to the Secretary or the designated agent of the Secretary. Proxies authorized by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or electronic transmission created pursuant to this Section 1.13 may be substituted or used in lieu of the original writing or electronic transmission, as the case may be, for any and all purposes for which the original writing or electronic transmission, as the case may be, could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission, as the case may be. Every proxy shall be filed with or transmitted to the Secretary or the Corporation’s designated agent.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.

Section 1.14  Inspector of Elections. Before each meeting of shareholders, the Chairman or any officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more Inspectors of Election (each an “Inspector”) for the meeting. If any of the Inspectors shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the Chairman. An Inspector may be an employee of the Corporation and shall have such duties as are provided by applicable law. Upon request by the Chairman, an Inspector shall take and sign an oath faithfully to execute the duties of an Inspector of Election with strict impartiality and according to the best of such person’s ability.

Section 1.15  Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare a complete list of the shareholders entitled to vote at a meeting of shareholders. The list shall be arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder; provided, however, that, subject to applicable law, the Corporation shall not be required to include electronic mail addresses or other electronic contact information for shareholders on such list. The list shall be produced and kept open at the time and place of the meeting of shareholders and shall be subject to the inspection of any shareholder during such meeting for the purposes thereof. The Board of Directors also may elect to make the list available at such other times and by such other means as permitted by applicable law. If the Board of Directors determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If a meeting of shareholders is to be held solely by means of remote communication, then the list also shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting of shareholders. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares that each such shareholder may vote at the meeting.

Section 1.16  Participation in Meetings by Electronic Means. The Chairman may permit, on such conditions as may be determined by him, one or more shareholders or proxyholders to participate in a meeting of shareholders, count for the purposes of determining a quorum thereat and exercise all rights and privileges to which such person or persons might be entitled were such person or persons, as the case may be, personally in attendance at such meeting (including the right to vote or to consent to or dissent from any action) by means of conference telephone or other electronic means, including the Internet. Unless the Board of Directors so permits by resolution or the Chairman so permits, no person may participate in a meeting of shareholders by means of a conference telephone or other electronic means, including the Internet.

Section 1.17  No Consent of Shareholders in Lieu of Meeting. No action, including the authorization of any business or the expression of consent or dissent to any corporate action, may be taken by the shareholders of the Corporation without a meeting, whether by written consent or otherwise, except by the unanimous consent of all holders of capital stock of the Corporation entitled to vote upon such action.

ARTICLE 2

DIRECTORS

Section 2.01   Number.  The number of directors of the Corporation shall be such number, not less than three, as shall be designated from time to time by resolution of the Board of Directors.

Section 2.02  Classes and Term of Office.  The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable.  At each annual meeting, directors who are elected at such annual meeting shall be elected to hold office until the third succeeding annual meeting.  Each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.  In the event the Corporation fails to hold an annual meeting in any year at which the term of office of a class of directors is to expire (“Regularly Scheduled Annual Meeting”), then in any succeeding year in which an annual meeting of shareholders is held and such class of directors is elected, the term of such class shall expire as if such class had been elected at the Regularly Scheduled Annual Meeting.  If the number of directors is hereafter changed, then any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, but in no case will a decrease in the number of directors constituting the whole Board of Directors or any class of directors have the effect of removing or shortening the term of any incumbent director.

Section 2.03 Director Emeritus. The Board of Directors may appoint a person who previously held the position of Director of the Corporation to be a Director Emeritus.  This appointment is made in recognition of many years of distinguished service to the Corporation.  The appointment and compensation, if any, of a Director Emeritus shall occur at the Corporation’s annual reorganization meeting.  Any Director who has served at least five (5) years on the Board of Directors for the Corporation immediately prior to his or her retirement or resignation shall be qualified to serve as a Director Emeritus.

The appointment of Director Emeritus shall be for a period of one (1) year, not subject to any term limitation.

Any person appointed as a Director Emeritus shall continue to provide advice and counsel to the Board of the Directors of the Corporation and shall be entitled to receive notice of and attend meetings of the Board.

A Director Emeritus is not obligated to attend Board and Committee meetings. A Director Emeritus shall not, in fact, be a Director, shall not be counted in determining the quorum of the Corporation Board and shall not have any of the duties or liabilities of a Director under the law, including, but not limited to, the ability to cast votes for matters considered by the Corporation Board of Directors.

Section 2.04  Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.  The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05  Annual Meeting.  ~~Immediately~~ As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held.  Notice of such meeting need not be given.  In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 2.06  Regular Meetings.  Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting.  Notice of such meetings need not be given.  If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board.  At such meetings the directors may transact such business as may be brought before the meeting.

Section 2.07  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.  Notice of each special meeting shall be given by or at the direction of the person or persons authorized to call such meeting to each director at least one day prior to the day named for the meeting.

Section 2.08  Organization.  Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a chairman chosen by a majority of the directors present.  The Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

Section 2.09  Quorum and Voting.  The presence of a majority of Directors then in office shall constitute a quorum for the purpose of acting upon proper matters at a meeting of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, those Directors present may adjourn from time to time to reconvene at such time and place as they may determine. The Directors present at any duly organized meeting of the Board of Directors may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Directors to otherwise render the remaining Directors less than a quorum. Except as otherwise required by applicable law or the Articles of Incorporation, the vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

Section 2.10  Adjournment.  At any meeting of the Board of Directors, the Chairman or a majority of the Directors shall have the power to adjourn such meeting to another date, time or place or by means of the Internet or other electronic communication technology, without notice other than announcement at the meeting of the date, time and place, if any, at which such meeting will be reconvened and the means of electronic communication technology, if any, by which Directors may be deemed to be present and vote at such adjourned meeting.

Section 2.11  Chairman of the Board of Directors.  The Board of Directors may elect from among the members of the Board of Directors a Chairman. The Chairman may also be the President of the Corporation (the “President”) or be employed by the Corporation in any other capacity. In the event of the absence or disability of the Chairman, any duties assigned to the Chairman by the Board of Directors may be performed by a presiding officer chosen by a majority of the Board of Directors, and such a presiding officer may be granted the authority to take any action required or permitted to be taken by the Chairman by applicable law, the Articles of Incorporation or these Bylaws as if such presiding officer were the Chairman. All references in these Bylaws to the “Chairman” shall include such a presiding officer in the event of the absence or disability of the Chairman.

Section 2.12  Compensation.  Directors shall receive such compensation for their services as shall be determined by resolution of the Board of Directors or a committee thereof. Directors shall also be reimbursed for their expenses for attending Board of Directors and committee meetings as determined from time to time by resolution of the Board of Directors or a committee thereof.

Section 2.13  Remote Participation in Meetings.  One or more Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or other remote communications equipment, including electronic communications equipment, by means of which all persons participating in the meeting can hear each other. If a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which Directors have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the Directors and converse with and pose questions to any one or more of the other Directors, the meeting need not be held at a particular geographic location.

Section 2.14  Action Without a Meeting.  Any action which is required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting, if, before, on, or after the effective date of the action, a consent or consents in writing or by electronic transmission, setting forth the action so taken, are signed by all of the Directors or the members of the particular committee, as the case may be, in office on the date the first consent is signed. The consent or consents must be filed with the minutes of proceedings of the Board of Directors.

Section 2.15  Regulations; Manner of Acting.  To the extent not inconsistent with applicable law, the Articles of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a collective Board, and the individual Directors shall have no power as such.

Section 2.16  Nomination of Directors for Election.

(a)  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. For purposes of this Section 2.16, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(b)  Nominations of persons who satisfy the eligibility requirements of subsection (d) of this Section 2.16 for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority from the Board to do so, or by any shareholder who complies with subsection (c) of this Section 2.16.

(c)  Nominations of persons who satisfy the eligibility requirements of subsection (d) of this Section 2.16 for the election of Directors may be made by any person that (i) is a shareholder of record both at the time of giving of the notice provided for in this Section 2.16 and at the time of the annual meeting, (ii) is entitled to vote for the election of Directors at the annual meeting and (iii) complies with the notice procedures set forth in this Section 2.16. Nomination for the election of Directors pursuant to this subsection (c) of this Section 2.16 is the exclusive means for a shareholder to make nominations before a meeting of shareholders. For nominations to be properly brought before a meeting of shareholders pursuant to subsection (c) of this Section 2.16, such nomination (other than a nomination to fill a vacancy resulting from removal from office by a vote of the shareholders under Section 1726(a) of the PBCL) may be made by a shareholder only if:

(i)  Advance written notice of a proposed nomination by a shareholder setting forth the information required under subsection (e) of this Section 2.16 is delivered or mailed by certified mail to the Secretary and received at the principal executive offices of the Corporation no later than (1) with respect to an election to be held at an annual meeting, not less than 70 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of shareholders, or (2) with respect to an election to be held at a special meeting of shareholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year’s annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders by public announcement. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above;

(ii)  Any update or supplement to the notice delivered pursuant to Section 2.16(c)(i) above is delivered pursuant to the requirements of subsections (f) and (g) of this Section 2.16;

(iii)  The nominating shareholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (the “Commission”), including any Commission staff interpretation relating thereto); and

(iv)  The Board of Directors or an executive officer designated thereby has determined that the shareholder has reasonably satisfied the requirements of this Section 2.16.

(d)  To be eligible to be a nominee for election as a Director pursuant to this Section 2.16, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (with respect to any nomination by a shareholder pursuant to this Section 2.16, in accordance with any applicable time periods prescribed for delivery of notice under this Section 2.16) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Upon request, the prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee:

(i)  is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable laws;

(ii)  is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(iii)  would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e)  Each notice delivered pursuant to subsection (c)(i) of this Section 2.16 shall set forth:

(i)  as to each person whom the shareholder proposes to nominate for election or reelection as a Director:

(1)  all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to (A) being named as a nominee in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, and (B) to serving as a Director if elected); and

(2)  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominees’ respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii)  as to the shareholder giving the notice and any Shareholder Associated Person on whose behalf the nomination is made:

(1)  the name and address, as they appear on the Corporation’s books, of such shareholder, and of each Shareholder Associated Person;

(2)  any class or series and number of the Corporation’s securities, including shares of the Corporation and Derivative Instruments, directly or indirectly beneficially owned by the shareholder or a Shareholder Associated Person, or any other direct or indirect opportunity for the shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(3)  any interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(4)  any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the shareholder or any Shareholder Associated Person with respect to any share of the Corporation;

(5)  any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of any class or series of the Corporation’s capital stock;

(6)  any short interest of such shareholder or Shareholder Associated Person in any security of the Corporation (for purposes of this Section 2.16, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(7)  any rights to dividends on any securities of the Corporation owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying securities of the Corporation;

(8)  any proportionate interest in shares of any class or series of the Corporation’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(9)  any performance-related fees (other than an asset-based fee) to which such shareholder or beneficial owner is entitled based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or Shareholder Associated Person sharing the same household (which information shall be supplemented by such shareholder and Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(10)  any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Corporation held by such shareholder or Shareholder Associated Person;

(11)  any direct or indirect interest of such shareholder or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(12)  all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder or beneficial owner, if any;

(13)  in the case of a notice of nomination delivered pursuant to this Section 2.16, a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of shares representing at least 67% of the shares of capital stock of the Corporation entitled to vote generally for the election of Directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19; and

(14)  any other information relating to such shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)  a representation that the shareholder is a holder of record of capital stock of the Corporation is entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to propose such nomination; and

(iv)  a representation as to whether the shareholder or any such Shareholder Associated Person is or intends to be part of a group that intends to solicit proxies from shareholders in support of such nomination.

(f)  The shareholder and any Shareholder Associated Person shall update and supplement the notice required by this Section 2.16 by giving notice that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof. Such updates and supplements shall be delivered or mailed by certified mail to the Secretary and received at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof) not later than five (5) business days prior to the date for the meeting or, if practicable, any adjournment, postponement or recess thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or recessed). No such supplement or update may include any new nominees who were not named in the original notice of nomination or to be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(g)  In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation, including information to determine (1) the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; (2) whether the proposed nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines or its related party transaction policy; (3) whether the proposed nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation, and (4) whether the proposed nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Commission.

(h)  A shareholder who has delivered a notice of nomination pursuant to this Section 2.16 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements.

(i)  Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act and (ii) subsequently (1) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (2) fails to comply with the requirements of Rule 14a-19 or (3) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, such shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

(j)  The Chairman may, if the facts warrant, determine that any proposed nomination was not properly brought before the annual meeting in accordance with the provisions of this Section 2.16; and if the Chairman shall so determine, the Chairman shall so declare to the annual meeting, and any such nomination not properly brought before the annual meeting shall not be considered. A shareholder proposing a nomination for Director shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements pursuant to this Section 2.16.

(k)  Subject to Rules 14a-8 and 14a-19 promulgated under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right to include or have disseminated or described in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, any nomination of a director or directors or any other business proposal.

Section 2.17  Advisory Committees. The Board of Directors may, at its discretion, designate by resolution one or more Advisory Committees consisting of one or more Directors Emeritus, to provide consulting or advisory services to the Board of Directors as requested from time to time by the Board of Directors. Directors Emeritus serving on an Advisory Committee shall be considered for all purposes to be governed by the terms of Section 2.03.

ARTICLE 3

COMMITTEES

Section 3.01 Committees Generally. The Board of Directors may establish one or more committees to consist of one or more directors of the Corporation.  Any committee, to the extent provided by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:  (i) the submission to shareholders of any action requiring approval of shareholders under the ~~Pennsylvania Business Corporation Law of 1988~~PBCL; (ii) the creation or filling of vacancies in the Board of Directors; (iii) the adoption, amendment or repeal of the bylaws; (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; (v) action on matters committed by the bylaws or resolution of the Board of Directors to another committee of the Board.

Section 3.02 Conduct of Committees. The term “Board of Directors” or “Board” when used in any provision of these Bylaws related to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Subject to any charter adopted by the Board with respect to a committee of the Board of Directors, any provision of these Bylaws related or referring to action to be taken by the Board of Directors or the procedures required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 3.

ARTICLE 4

OFFICERS

Section 4.01  Number.  The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may authorize from time to time; provided, however, that the Chairman and Vice Chairman of the Board shall not be an officer of the Corporation. Any two or more offices may be held by the same person. No officer need be a Director of the Corporation.

Section 4.02  Qualifications.  The President and Secretary shall be natural persons of full age.  The Treasurer may be a corporation, but if a natural person shall be of full age.

Section 4.03  Election and Term of Office.  The officers of the Corporation shall be elected or appointed by the Board of Directors and each shall serve at the pleasure of the Board. Any additional officers authorized from time to time by the Board of Directors also may be removed, with or without cause, by the President.. Any vacancy occurring in any office specified identified in Section 4.01 due to the death, resignation or removal of such officer or otherwise shall be filled by the Board of Directors, and any vacancy due to the death, resignation or removal of any other officer shall be filled at the discretion of the President, if at all.

Section 4.04  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.  Any officer specifically identified in Section 4.01 shall also provide a copy of such a written notice of resignation to the Board of Directors in any event. The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05  Chairman of the Board.  If there is a Chairman of the Board, he shall preside at the meetings of the Board and at meetings of shareholders.  Such Chairman of the Board shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

Section 4.06  The President.  The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation with all such powers with respect to such business and operations as may be reasonably incident to such responsibilities, subject, however, to the control of the Board of Directors.  He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.  In addition, the President shall preside at meetings of shareholders in the absence of the Chairman of the Board and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. In the event that the President ceases to be an employee of the Corporation for any reason, the President, if he or she is then serving as a director of the Corporation, shall cease to be eligible to serve as a director of the Corporation and shall immediately resign as a director of the Corporation (failure to tender such resignation within five (5) days of such termination of employment shall be deemed to constitute a resignation for purposes of these bylaws).

Section 4.07  The Vice Presidents.  In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of the Board of which the President is a member or chairman by designation or ex-officio, unless such Vice President is a member of the Board of Directors and has been designated expressly by the Board as the alternate to the President for purposes of service on such committee.  The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors or the President.

Section 4.08  The Secretary.  The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

Section 4.09  Assistant Secretaries.  In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

Section 4.10  The Treasurer.  The Chief Financial Officer shall perform all the duties of Treasurer if a separate Treasurer has not been designated.  The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

Section 4.11  Assistant Treasurers.  In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.  The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Treasurer.

Section 4.12  Compensation.  The salaries and other compensation of all officers of the Corporation specifically identified in Section 4.01 shall be fixed as determined by the Board of Directors or a committee of the Board of Directors to which the Board of Directors has delegated authority to do so; provided, however, that the salaries and other compensation of any other officers also may be fixed by the President.

ARTICLE 5

POWERS OF BOARD OF DIRECTORS

Section 5.01  Conduct of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these ~~By-laws~~ Bylaws directed or required to be exercised and done by the shareholders.

Section 5.02  Fiduciary Duties. A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.  In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(a)  One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

(b)  Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

(c)  A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

Section 5.03  Standard for Fiduciary Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.  The consideration of those factors shall not constitute a violation of Section 5.02.

Section 5.04  Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 5.05  Exculpation for Money Damages. A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(a)  the director has breached or failed to perform the duties of his office under this Article 5; and

(b)  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The provision of Section 5.05 shall not apply to:

(a)  the responsibility or liability of a director pursuant to any criminal statute; or

(b)  the liability of a director for the payment of taxes pursuant to local, State or Federal law.

ARTICLE 6

INDEMNIFICATION

Section 6.01  Indemnification.  The Corporation shall indemnify any person who was or is a party to or witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Section 6.02  Advancement of Expenses.  Expenses incurred by an officer or director of the Corporation in connection with participating in a civil or criminal action, suit or proceeding as described in Section 6.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Section 6.03  Other Rights.  The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.04  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these ~~By-Laws~~Bylaws.

Section 6.05  Security Fund; Indemnity Agreements.  By action by the Board of Directors (notwithstanding their interest in the transaction) the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

Section 6.06  Modification.  The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Section 6.05, shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Section 6.07  Exception.  Notwithstanding anything in this Article 6 to the contrary, the Corporation shall not be obligated to indemnify any person under Section 6.01 or advance expenses under Section 6.02 with respect to an action, suit or proceeding commenced by such person, other than mandatory counterclaims, affirmative defenses or to enforce the right to indemnification under Section 6.01 or advancement of expenses under Section 6.02.

ARTICLE 7

BORROWING, DEPOSITS, PROXIES, ETC.

Section 7.01  Borrowing, etc.  No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors.  Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

Section 7.02  Deposits and Investments.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, or invested in such manner, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by, and all such investments shall be disposed of only by, such one or more officers or employees as the Board shall from time to time determine.

Section 7.03  Proxies.  Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or other entity, any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation or other entity, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as the officer may deem necessary or proper in the premises.

ARTICLE 8

SHARE CERTIFICATES; TRANSFER

Section 8.01  Share Certificates.  Share certificates in the form prescribed by the Board of Directors, shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but such signatures may be facsimiles, engraved or printed.  In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 8.02  Transfer of Shares.  The Corporation or a Registrar or Transfer Agent of the Corporation shall maintain books in which the ownership and transfer of the Corporation’s shares shall be definitively registered.  Transfer of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof or by the owner’s attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

Section 8.03  Transfer Agent and Registrar; Regulations.  The Corporation may, if and whenever the Board of Directors so determines, maintain, in the Commonwealth of Pennsylvania, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also one or more registry offices, each in charge of a Registrar (which may also be a Transfer Agent) designated by the Board, where such shares shall be registered; and no certificates for shares of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and no certificates for shares of the Corporation in respect of which a Registrar shall have been designated shall be valid unless registered by such Registrar.  The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of its shares.

Section 8.04  Lost, Destroyed and Mutilated Certificates.  The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

ARTICLE 9

MISCELLANEOUS

Section 9.01  Venue.

~~Section 9.01  Venue.~~  (a)  Unless the Corporation consents in writing to the selection of an alternate forum, the state courts of the Commonwealth of Pennsylvania in and for Lackawanna County shall be the sole and exclusive forum, to the fullest extent permitted by law, for (~~a~~i) any derivative action or proceeding brought on behalf of the Corporation; (~~b~~ii) any action asserting a claim of a breach of fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s shareholders; (~~c~~iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Business Corporation Law of the Commonwealth of Pennsylvania, the Articles of Incorporation of the Corporation or these ~~By-laws~~Bylaws; (~~d~~iv) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the ~~By-laws~~ Bylaws of the Corporation; or (~~e~~v) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

(b)  Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to this Section 9.01(b).

~~Article~~ Section 9.02  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

~~Article~~ Section 9.03  Application and Effect.  The provisions of Article 6 of these bylaws shall not apply to any person who ceased to be a director or officer of the Corporation prior to April 5, 2012.  Article 24 of the Corporation’s bylaws as in effect immediately prior to April 5, 2012 shall continue to apply to any person entitled to indemnification or advancement of expenses under Article 24 prior to April 5, 2012.

Section 9.04  Certain Definitions.

(a)  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b)  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press or a comparable news service, or in a document publicly filed or furnished by the Corporation with the Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13 of the Exchange Act.

ARTICLE 10

AMENDMENTS

Section 10.01  Except as otherwise provided by the ~~Business Corporation Law of 1988~~PBCL, these ~~By-laws~~ Bylaws may be altered, amended or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding Common Shares at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding Common Shares.  No provision of these ~~By-Laws~~ Bylaws shall vest any property right in any shareholder as such.